FBR CAPITAL CORPORATION - VITRIX INCORPORATED

                               EXCHANGE AGREEMENT

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                                TABLE OF CONTENTS

FBR CAPITAL CORPORATION - VITRIX, INCORPORATED..............................  i

EXCHANGE AGREEMENT..........................................................  i

1.       RECITALS...........................................................  1
2.       REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF VITRIX AND
         OF THE SHAREHOLDERS................................................  1
   2.1   ORGANIZATION AND GOOD STANDING OF VITRIX...........................  2
   2.2   NO VITRIX SUBSIDIARY...............................................  2
   2.3   DISCLOSURE BY VITRIX...............................................  2
   2.4   COMPLIANCE WITH LAW................................................  2
   2.5   LICENSES, PERMITS AND FRANCHISES...................................  2
   2.6   VITRIX TAX LIABILITIES.............................................  3
   2.7   VITRIX LITIGATION AND CLAIMS.......................................  3
   2.8   VITRIX CONTRACT AND OTHER INSTRUMENTS..............................  3
   2.9   VITRIX PATENTS, TRADEMARKS, ETC....................................  4
   2.10  VITRIX QUESTIONABLE PAYMENTS.......................................  4
   2.11  AUTHORITY..........................................................  5
   2.12  NON-DISTRIBUTIVE INTENT............................................  6
   2.13  INFORMATION OF FBR.................................................  6
   2.14  DISCLOSURE.........................................................  6
   2.15  CAPITALIZATION OF VITRIX...........................................  6
3.       REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF FBR..................  6
   3.1   ORGANIZATION AND GOOD STANDING OF FBR..............................  6
   3.2   NO FBR SUBSIDIARIES................................................  7
   3.3   AUTHORITY..........................................................  7
   3.4   COMPLIANCE WITH LAW................................................  7
   3.5   OTC BULLETIN BOARD LISTING ("OTCBB")...............................  7
   3.6   VALIDITY OF FBR SHARES.............................................  8
   3.7   DISCLOSURE DOCUMENTS...............................................  8
   3.8   CAPITALIZATION OF FBR..............................................  8
   3.9   ABSENCE OF CHANGE..................................................  8
   3.10  FBR TAX LIABILITIES................................................  9
   3.11  FBR LITIGATION AND CLAIMS..........................................  9
   3.12  FBR CONTRACT AND OTHER INSTRUMENTS................................. 10
   3.13  LICENSES, PERMITS AND FRANCHISES................................... 11
   3.14  FBR EMPLOYEE BENEFITS.............................................. 11
   3.15  FBR QUESTIONABLE PAYMENTS.......................................... 11
   3.16  FBR NON-DISTRIBUTIVE INTENT........................................ 12
   3.17  FULL DISCLOSURE.................................................... 12
   3.18  BANK ACCOUNTS...................................................... 12
   3.19  SEC FILINGS........................................................ 12
4.       EXCHANGE OF SHARES................................................. 12
   4.1   PROVISIONS FOR EXCHANGE............................................ 12
   4.2   THE CLOSING........................................................ 13
5.       CONDITIONS TO THE OBLIGATIONS OF FBR............................... 13
   5.1   ACCURACY OF REPRESENTATIONS AND FULFILLMENT OF CONDITIONS.......... 13
   5.2   OPINION OF COUNSEL................................................. 13
   5.3   OTHER CLOSING DOCUMENTS............................................ 15
   5.4   REVIEW OF PROCEEDINGS.............................................. 15
   5.5   NO LITIGATION...................................................... 15
   5.6   NO GOVERNMENTAL ACTION............................................. 15
   5.7   CONTRACTUAL CONSENTS............................................... 16
   5.8   PRIOR EQUITY FINANCING............................................. 16


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   5.9   MINIMUM SHAREHOLDER PARTICIPATION.................................. 16
   5.10  INTEREST OF CURRENT FBR COMMON STOCK OUTSTANDING................... 16
6.       CONDITIONS TO THE OBLIGATIONS OF VITRIX AND THE SHAREHOLDERS....... 16
   6.1   ACCURACY OF REPRESENTATIONS AND FULFILLMENT OF CONDITIONS.......... 16
   6.2   OPINION OF COUNSEL................................................. 17
   6.3   MINIMUM FBR CASH................................................... 19
   6.4   SETTLEMENT OF OUTSTANDING NOTE..................................... 19
   6.5   DIRECTOR RESIGNATIONS.............................................. 19
   6.6   RELEASES........................................................... 19
   6.7   REVIEW OF PROCEEDINGS.............................................. 19
   6.8   OTHER CLOSING DOCUMENTS............................................ 19
   6.9   NO LITIGATION...................................................... 19
   6.10  NO GOVERNMENTAL ACTION............................................. 20
   6.11  CONTRACTUAL CONSENTS............................................... 20
7.       COVENANTS OF VITRIX AND THE SHAREHOLDERS........................... 20
   7.1   ACCESS............................................................. 20
   7.2   CONDUCT OF BUSINESS................................................ 20
   7.3   ADVICE OF CHANGES.................................................. 21
8.       COVENANTS OF FBR................................................... 21
   8.1   ACCESS............................................................. 21
   8.2   CONDUCT OF BUSINESS................................................ 21
   8.3   ADVICE OF CHANGES.................................................. 22
   8.4   PUBLIC STATEMENTS.................................................. 22
   8.5   CAPITAL STRUCTURE.................................................. 22
9.       MISCELLANEOUS...................................................... 22
   9.1   NO BROKERS......................................................... 22
   9.2   FURTHER ACTIONS.................................................... 22
   9.3   REMEDIES........................................................... 23
   9.4   SURVIVAL........................................................... 23
   9.5   KNOWLEDGE OF VITRIX SHAREHOLDERS................................... 23
   9.6   APPOINTMENT OF SHAREHOLDERS' AGENT................................. 23
   9.7   MODIFICATION....................................................... 24
   9.8   NOTICES............................................................ 24
   9.9   NO WAIVER.......................................................... 24
   9.10  SEVERAL OBLIGATIONS................................................ 24
   9.11  BINDING EFFECT..................................................... 24
   9.12  NO THIRD PARTY BENEFICIARIES....................................... 25
   9.13  SEVERABILITY....................................................... 25
   9.14  HEADINGS........................................................... 25
   9.15  COUNTERPARTS....................................................... 25
   9.16  GOVERNING LAW...................................................... 25

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     The parties to this Agreement,  dated as of April 15, 1999, are FBR Capital
Corporation ("FBR"), a Nevada corporation having its principal place of business at 14988 N. 78th Way, Suite 203, Scottsdale, Arizona 85260; Vitrix Incorporated ("Vitrix"), an Arizona corporation having its principal place of business at 20 East University, Suite 304, Tempe, Arizona 85281; and each of the additional parties (collectively "Shareholders" and individually "Shareholder"), severally, whose respective names and addresses are shown with the signatures hereon. The parties have agreed as follows.

                                  1. RECITALS

     The Shareholders are each shareholders of Vitrix. The purpose of this Agreement is to provide for the acquisition by FBR of at least ninety percent (90%) of the capital stock of Vitrix outstanding at the Closing (defined in paragraph 4.2 hereof) in exchange for the issuance to the Shareholders, of a certain number of shares of the Common Stock, $.005 par value, of FBR and of a specified number of shares of the Series B Convertible Preferred Stock of FBR (together, "FBR Shares") in accordance with the provisions of this Agreement. It is the intention of the parties that as soon as practicable after the Closing, Vitrix shall be merged into FBR or a wholly-owned subsidiary of FBR, with any remaining outstanding shares of Vitrix converted in such merger to FBR Shares on the same basis as if such Vitrix shares were exchanged hereunder. For the purpose of determining the number of FBR Shares to be issued to the Vitrix Shareholders in this transaction, no effect is given to capital stock issuable upon the exercise of the currently outstanding and unexercised stock purchase warrants or options of either FBR or of Vitrix. It is, however, contemplated that after the Closing of this transaction, (i) all warrants and options for the purchase of Vitrix capital stock then outstanding will be converted, by due action of the Board of Directors of FBR as then constituted, into warrants and options to purchase such number of shares of FBR common stock as shall be determined on the same basis as the ratio provided in this Agreement for the exchange of Vitrix Common Stock for FBR Common Stock and (ii) the exercise price thereunder shall be determined by dividing the aggregate exercise price under the Vitrix warrants and options by the resulting number of shares of FBR Common Stock.

     This is intended to be a tax-free transaction under the Internal Revenue Code and the regulations promulgated thereunder in which transaction Vitrix shall become the subsidiary of FBR.

                 2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS
                       OF VITRIX AND OF THE SHAREHOLDERS

     As an inducement to FBR to enter into and to perform under this Agreement, Vitrix and each Shareholder severally represents, warrants and agrees as follows, it being understood that each Shareholder, is making such representations and warranties only on the basis of his or its own respective knowledge (as defined in Section 9.5) and only with respect to Vitrix and such Shareholder. The representations and warranties are true in all material respects as of the date hereof and will be true and correct in all material respects on and as of the Closing Date with the same effect as though made on such date.

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2.1 ORGANIZATION AND GOOD STANDING OF VITRIX.

     Vitrix is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, with full power and authority to own its property and conduct its business as it is now being and as it is proposed to be conducted and it is qualified to do business in each other jurisdiction in which qualification is necessary for enforcement of any material legal rights.

2.2 NO VITRIX SUBSIDIARY.

     Vitrix has no subsidiary or affiliate corporation and owns no interest in any other enterprise (whether or not the enterprise is a corporation).

2.3 DISCLOSURE BY VITRIX.

     Attached hereto as Schedule 2.3 is a copy of the SEC Form 8-K, with respect to the transactions contemplated hereunder to be filed by FBR following the Closing, under the Securities Exchange Act of 1934, including a description of the financial condition, business and affairs of Vitrix. Schedule 2.3 is in compliance in every respect with the requirements of SEC Form 8-K and with the applicable securities laws generally, and includes all of the exhibits required to be filed therewith. To the knowledge of Vitrix and the Shareholders, the said description does not contain any untrue statement of any material fact nor does it omit any statement of fact necessary to make the statements made therein not misleading. There is no fact known to Vitrix or any Shareholder which has not been disclosed in this Agreement or any Schedule hereto, which materially adversely affects, or which may in the future (as far as Vitrix or any Shareholder can reasonably foresee) materially adversely affect, the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Vitrix; provided, however, that no representation is made herein as to political or economic matters of general applicability, or the effect of any future technological developments by competitors of Vitrix which are not currently known to Vitrix or the Shareholders.

2.4 COMPLIANCE WITH LAW.

     Except as described in Schedule 2.4 attached hereto, Vitrix is in compliance with all requirements (including those relating to environmental matters) of federal, state and local law, and all requirements of all governmental bodies and agencies having jurisdiction over it or its assets and properties and all premises occupied by it, except where failure to comply would not have a material adverse effect. Without limiting the foregoing, Vitrix has properly filed all reports, paid all monies and obtained all licenses, permits, certificates and authorizations needed or required for the conduct of its business and the use of its assets and properties and the premises occupied by it and is in compliance in all material respects with all conditions, restrictions and provisions of any of the foregoing, except where failure to comply would not have a material adverse effect. Vitrix has not received any notice from any federal, state or local authority or any insurance or inspection body that any of its assets, properties, facilities, equipment or business procedures or practices or its assets and properties fails to comply with any applicable law, ordinance, regulation, building or zoning law or requirement of any public authority or body.

2.5 LICENSES, PERMITS AND FRANCHISES.

     Vitrix has, and will continue to have as a subsidiary of FBR, the full right to conduct its business as it is now and as it is proposed to be conducted after the Closing hereunder free of any rights or equities in any other person.

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Without limiting the generality of the foregoing,  Vitrix has, and will continue to have as a subsidiary of FBR, all of the licenses, permits and franchises necessary to the conduct of such business.

2.6 VITRIX TAX LIABILITIES.

     Except as disclosed in Schedule 2.6 attached hereto, Vitrix has no liability of any nature, accrued or contingent, including, without limitation, liabilities for federal, state, local, or foreign taxes and liabilities to customers, or suppliers, other than the following:

     (a) Liabilities for which full provision has been made on the latest balance sheet ("Last Vitrix Balance Sheet") which is a part of
          Schedule 2.6 hereof; or

     (b) Other liabilities arising since the Last Vitrix Balance Sheet Date and prior to the Closing (as hereinbelow defined) in the ordinary course of business which are not inconsistent with the representations and warranties of Vitrix or any Shareholder or of any other provision of this Agreement.

     Without limiting the generality of the foregoing, the amounts set up as provisions for taxes on the Last Vitrix Balance Sheet are sufficient for all accrued and unpaid federal, state, local, and foreign taxes of Vitrix, whether or not due and whether or not disputed, under tax laws as in effect on the Last Balance Sheet Date or now in effect, for the period ended on that date and for all fiscal years prior thereto. Vitrix has filed all federal state, local, and foreign tax returns required to be filed by it, and has paid (or has established on the Last Vitrix Balance Sheet a reserve for) all taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises which are due and payable.

2.7 VITRIX LITIGATION AND CLAIMS.

     Except as disclosed in Schedule 2.7 attached hereto, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal) or investigation pending or threatened (or any basis therefor known to Vitrix or any Shareholder) with respect to Vitrix, any Shareholder (to the extent material to this Agreement or the transaction contemplated hereby) or any of its or his, to the extent material to this Agreement, business, properties, or assets. Vitrix is not affected by any present or threatened strike or other labor disturbance nor, to the knowledge of Vitrix or any Shareholder, is any union attempting to represent any employee of Vitrix as collective bargaining agent. Vitrix is not, in any material respect, in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree; nor is Vitrix or any Shareholder required to take any specific affirmative action, outside of the ordinary course, in order to avoid such a violation or default.

2.8 VITRIX CONTRACT AND OTHER INSTRUMENTS.

     Schedule 2.8 attached hereto describes each material contract, agreement, instrument, lease, license or understanding (collectively referred to as "Material Contracts") to which Vitrix is a party or by which it is bound which is not listed on any other Schedule to this Agreement. Vitrix has furnished to
FBR:

     (a) The certificate of incorporation (or other charter document) and by-laws of Vitrix and all amendments thereto, as presently in effect, certified by the Secretary of the corporation, and

     (b)  True and  correct  copies of all  Material  Contracts  referred  to on
          Schedule 2.8, initialed by the chief executive officer of Vitrix.

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     Neither Vitrix or any  Shareholder,  nor (to the knowledge of Vitrix or any
Shareholder) any other party to any of the Material Contracts is now or expects in the future to be in violation or breach of, or in default with respect to complying with, any material provision thereof, and each Material Contract is in full force and is the legal, valid, and binding obligation of the parties thereto and is enforceable as to them in accordance with its terms (subject to applicable bankruptcy, insolvency, other laws affecting the enforceability of creditors' rights generally, and to the discretion of the court with respect to the granting of equitable remedies). Each Material Contract is a valid and continuing contract; neither Vitrix nor any other party to such Material Contract has given notice of termination or taken any action inconsistent with the continuance of such arrangement or understanding, and the execution, delivery, and performance of this Agreement will not prejudice any such arrangement or understanding in any way. Vitrix enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating. Vitrix is not a party to or bound by any Material Contract or subject to any charter or other restriction, which has had, or (to the knowledge of Vitrix or any Shareholder) could reasonably be expected to in the future have, a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Vitrix or FBR.

     Vitrix has not within the last five years engaged in, is not now engaged in, and does not have any current intention to engage in any transaction with, or has had within the last five years, has now, or does not have any current intention to have any Material Contract with, any Shareholder, any director, officer, or employee of Vitrix, any relative or affiliate of any Shareholder or of any director, officer, or employee, or any other corporation or enterprise in which any Shareholder, any director, officer, or employee, or any relative or affiliate then had or now has a five percent or greater equity or voting or other substantial interest, other than Material Contracts described and so specified in Schedule 2.8. The stock ledgers and stock transfer books and the minute book records of Vitrix relating to all issuances and transfers of stock by Vitrix, and all proceedings of the shareholders and the Board of Directors and committees thereof of Vitrix since its incorporation made available to FBR's counsel are the original stock ledgers and stock transfer books and minute book records of Vitrix or exact copies thereof.

     Vitrix is not in violation or breach of, or in default with respect to, any term of its certificate of incorporation (or other charter document) or by-laws, except where such violation, breach, or default would not have a material adverse effect.

2.9 VITRIX PATENTS, TRADEMARKS, ETC.

     Except as disclosed in Schedule 2.9, Vitrix does not own or have pending, and is not licensed under, any patent, patent application, trademark, trademark application, trade name, service mark, copyright, franchise, or other intangible property or asset.

2.10 VITRIX QUESTIONABLE PAYMENTS.

     Neither Vitrix, nor any director, officer, agent, employee, shareholder or other person acting on behalf of Vitrix, has, directly or indirectly:

     (a)  used  any   corporate   funds  for  unlawful   contributions,   gifts,
          entertainment  or  other  unlawful   expenses  relating  to  political
          activity;

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     (b)  Made any unlawful payment to foreign or domestic government  officials
          or  employees,   or  to  foreign  or  domestic  political  parties  or
          campaigns, from corporate funds;

     (c)  Violated any provision of the Foreign Corrupt practices Act of 1977;

     (d) Established or maintained any unlawful or fund of corporate monies or other assets;

     (e)  Made any false or fictitious entry on the records of Vitrix;

     (f) Made any bribe, rebate, payoff, influence kickback, or other unlawful payment;

     (g) Given any favor or gift which is not deductible for federal income tax purposes; or

     (h) Made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

2.11 AUTHORITY.

     Vitrix and the Shareholders have all requisite power and authority to execute, deliver, and perform under this Agreement. All necessary corporate proceedings of Vitrix have been duly taken to authorize the execution, delivery, and performance of this Agreement by Vitrix. This Agreement has been duly authorized, executed, and delivered by Vitrix, has been duly executed and delivered by the Shareholders, is the legal, valid, and binding obligation of Vitrix and the Shareholders, and is enforceable as to them in accordance with its terms (subject to applicable bankruptcy, insolvency, other laws affecting the enforceability of creditors' rights generally, and to the discretion of the court with respect to granting equitable remedies).

     No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by Vitrix or any Shareholder for the execution, delivery, or performance of this Agreement by Vitrix or any Shareholder. The parties shall obtain the required consents of any party to any Material Contract to which Vitrix or any Shareholder (to the extent material to this Agreement or the transaction contemplated hereby) is a party, or to which any of its or his, to the extent material to this Agreement or the transaction contemplated hereby, properties or assets are subject, that is required for the execution, delivery, or performance of this Agreement; and the execution, delivery, and performance of this Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any Material Contract, or violate or result in a breach of any term of the certificate of incorporation (or other charter document) or by-laws of Vitrix or any Shareholder, or to which any of its or his, to the extent material to the Agreement or the transaction contemplated hereby, operations, business, properties, or assets are subject, except where such breach, conflict, termination or default would not have a material adverse effect on Vitrix, the Agreement or the transaction contemplated hereby.

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     Upon the Closing,  Vitrix will have good title to all properties and assets used in the business of Vitrix or owned by Vitrix (except real and other properties and assets held pursuant to leases or licenses described in Schedule 2.8), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances, (except those described in Schedule 2.8 and except liens from taxes not yet due and payable).

2.12 NON-DISTRIBUTIVE INTENT.

     Each Shareholder is acquiring the FBR Shares to be issued to him or it for his or its own account and not with a view to the resale or distribution thereof and with no present intention of distributing the same or selling the same for distribution. He or it will not sell transfer or otherwise dispose of any of the FBR Shares in the absence of either an effective registration statement relating to such transaction under the Securities Act of 1933 and all applicable state securities laws, or an opinion of counsel, satisfactory to FBR and its counsel, prior to such proposed transaction, that registration is not required under said Act or laws and an undertaking by the prospective transferee to be bound by restrictions on transfer similar to those contained herein.

2.13 INFORMATION OF FBR.

     Each of the Shareholders and/or his or its authorized representatives has received a copy of the FBR documents referred to in paragraph 3.7, and has in connection with this transaction relied on the information contained therein.

2.14 DISCLOSURE.

     No representation or warranty by Vitrix or any Shareholder made in this Agreement (including the Schedules hereto) contains or on the Closing Date will contain any untrue statement of a material fact. Neither Vitrix nor any shareholder is aware of any fact or circumstance which has not been disclosed to FBR which could reasonably be expected to have a material adverse effect on Vitrix.

2.15 CAPITALIZATION OF VITRIX.

     The authorized capital stock of Vitrix consists of 10,000,000 shares of Common Stock, without par value of which no more than 9,314,444 shares will be outstanding immediately prior to the Closing, together with options for the purchase of not more than 759,000 additional shares of common stock, and warrants for the purchase of 312,000 additional shares of common stock.

              3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF FBR

     As an inducement to Vitrix and the Shareholders to enter into and to perform under this Agreement, FBR represents, warrants and agrees, which representations and warranties are true and correct as of the date hereof and will be true and correct on and as of the Closing Date with the same effect as though made on such date, as follows:

3.1 ORGANIZATION AND GOOD STANDING OF FBR.

     FBR is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full power and authority to own its property and conduct its business as it is now being and as it is proposed to be conducted and it is qualified to do business in each other jurisdiction in which qualification is necessary for enforcement of any material legal rights.

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3.2 NO FBR SUBSIDIARIES.

     FBR has no subsidiaries.

3.3 AUTHORITY.

     FBR has all requisite power and authority to execute, deliver and perform under this Agreement. All necessary corporate proceedings of FBR have been duly taken to authorize the execution, delivery and performance of this Agreement by FBR. This Agreement has been duly authorized, executed and delivered by FBR and is the legal, valid and binding obligation of FBR and is enforceable against it in accordance with its terms.

     No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by FBR for the execution, delivery, or performance of this Agreement by FBR. No consent of any party to any Material Contract to which FBR is a party, or to which any of its properties or assets are subject, is required for the execution, delivery, or performance of this Agreement as is, and the execution, delivery, and performance of this Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any Material Contract, or violate or result in a breach of any term of the certificate of incorporation (or other charter document) or by-laws of FBR, or to which any of its operations, business, properties, or assets are subject. Upon the Closing, FBR will have good title to all properties and assets used in the business of FBR or owned by FBR (except real and other properties and assets held pursuant to leases or licenses described in Schedule 3.12), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances (except those listed in Schedule 3.12).

3.4 COMPLIANCE WITH LAW.

     Except as described in Schedule 3.4 attached hereto, FBR is in compliance with all requirements (including those relating to environmental matters) of federal, state and local law, and all requirements of all governmental bodies and agencies having jurisdiction over it or its assets and properties and all premises occupied by it, except where failure to comply would not have a material adverse effect. Without limiting the foregoing, FBR has properly filed all reports, paid all monies and obtained all licenses, permits, certificates and authorizations needed or required for the conduct of its business and the use of its assets and properties and the premises occupied by it and is in compliance in all material respects with all conditions, restrictions and provisions of any of the foregoing, except where failure to comply would not have a material adverse effect. FBR has not received any notice from any federal, state or local authority or any insurance or inspection body that any of its assets, properties, facilities, equipment or business procedures or practices or its assets and properties fails to comply with any applicable law, ordinance, regulation, building or zoning law or requirement of any public authority or body.

3.5 OTC BULLETIN BOARD LISTING ("OTCBB").

     FBR represents and warrants that: (i) its Common Stock is eligible for trading on the OTCBB; (ii) FBR is in compliance, in all material respects, with the regulations and rules of the OTCBB; and (iii) all of the shares of FBR Common Stock to be issued under this Agreement and the shares of FBR Common Stock resulting from the exercise of any outstanding Vitrix options and warrants will be eligible for trading on the OTCBB; provided however, that: (a) such representation and warranty regarding the exercise of any outstanding Vitrix warrants and options shall apply only to the extent that the OTCBB rules and regulations do not change post-Closing thereby prohibiting the trading of such shares on the OTCBB; (b) there is no adverse change in the financial or business condition of FBR post-closing that prohibits the trading of such shares on the OTCBB (however, nothing in this section 3.5 shall be construed as a waiver or release of any of FBR's representations, warranties, agreements or obligations under this Agreement, including, but not limited to, the financial or business condition of FBR); or (c) there is no change in the management of FBR post-closing which directly results in a prohibition of trading such shares on the OTCBB.

3.6 VALIDITY OF FBR SHARES.

     The FBR Shares to be delivered to the Shareholders pursuant to this Agreement, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive right of any shareholder. Vitrix and the Shareholders acknowledge, however, that further corporate and shareholder action will be required to authorize the full number of shares of Common Stock issuable upon the due conversion of the Series B Convertible Preferred Stock.

3.7 DISCLOSURE DOCUMENTS

     There is attached hereto as Schedule 3.7 copies of each of the following documents which have been duly filed with the Securities and Exchange
Commission: Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998, and Quarterly Reports on form 10-QSB for the fiscal quarters ended September 30, 1998 and December 31, 1998, and all amendments thereto. Except as disclosed in Schedule 3.7 attached hereto, the information contained therein does not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements, made in light of the circumstances under which they were made, not misleading, as of the date thereof and as of the date of this Agreement.

3.8 CAPITALIZATION OF FBR.

     The authorized capital stock of FBR consists of 16,666,667 shares of Common Stock, $.005 par value of which no more than 4,648,205 shares will be outstanding immediately prior to the Closing, together with warrants and options for the purchase of not more than 97,500 additional shares of common stock, and 10,000,000 shares of preferred stock, none of which are outstanding.

3.9 ABSENCE OF CHANGE.

     Except as disclosed in Schedule 3.9 hereto, since December 31, 1998, the date of FBR's most recent Quarterly Report on Form 10-QSB:

     (a)  There has, at no time, been a material adverse change in the financial
          condition,  results  of  operations,   business,  properties,  assets,
          liabilities, or future prospects of FBR;

     (b) FBR has not authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase or other acquisition of any of said stock, except as described in Schedule 3.9(b) attached hereto;

     (c) FBR has not authorized the issuance of any Common Stock or stock options or warrants except as described in Schedule 3.9(c) attached hereto;

     (d) The activities of FBR have been conducted in the ordinary course as described in the documents contained in Schedule 3.7;

     (e) There has been no material accepted purchase order or quotation, arrangement, or understanding for future sale of products or services of FBR which FBR expects will not be profitable;

     (f) FBR has not suffered an extraordinary loss (whether or not covered by insurance) or waived any right of substantial value.

     There is no fact known to FBR which materially adversely affects, or in the future (as far as FBR can foresee) may adversely affect, the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of FBR; provided, however, that no opinion is expressed herein as to political or economic matters of general applicability.

3.10 FBR TAX LIABILITIES.

     Except as disclosed in this Agreement or the Schedules thereto, FBR has no liability of any nature, accrued or contingent, including, without limitation, liabilities for federal, state, local, or foreign taxes and liabilities to customers or suppliers, other than the following:

     Liabilities for which full provision has been made on the latest financial statements included in the FBR Disclosure Documents ("Last FBR Financial Statements"); and

     Other liabilities arising since the date of the Last FBR Financial Statements and prior to the Closing (as hereinbelow defined) in the ordinary course of business. Without limiting the generality of the foregoing, the amounts set up as provisions for taxes in the Last FBR Financial Statements are sufficient for all accrued and unpaid federal, state, local, and foreign taxes of FBR, whether or not due and payable and whether or not disputed, under tax laws as in effect on the date of the Last FBR Financial Statements or now in effect, for the period ended on that date and for all fiscal years prior thereto. FBR has filed all federal, state, local, and foreign tax returns required to be filed by it; has delivered to Vitrix and the Shareholders a true and correct copy thereof initialed by the chief executive officer of FBR; has paid (or has established in the Last FBR Financial Statements a reserve for) all taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises which are due and payable; and has delivered to Vitrix and the Shareholders a true and correct copy so initialed of any report as to adjustments received by FBR from any taxing authority during the past five years and a statement, so initialed, as to any litigation pending, threatened, or in prospect with respect to any of those reports or the subject matter of those reports.

3.11 FBR LITIGATION AND CLAIMS.

     Except as disclosed in Schedule 3.11, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation (pending, threatened, or in prospect or any basis therefor known to FBR) with respect to FBR, or any of its business, properties, or assets. FBR is not affected by any present or threatened strike or other labor disturbance nor, to the knowledge of FBR, is any union attempting to represent any employee of FBR as collective bargaining agent. FBR is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree; nor is FBR required to take any action in order to avoid such a violation or default.

3.12 FBR CONTRACT AND OTHER INSTRUMENTS.

     Schedule 3.12 describes each Material Contract, as defined in section 2.8, to which FBR is a party or by which it is bound. FBR has furnished to Vitrix and the Shareholders:

     (a) The certificate of incorporation (or other charter document) and by-laws of FBR and all amendments thereto, as presently in effect, certified by the Secretary of the corporation, and

     (b) The following, initialed by the chief executive officer of FBR, true and correct copies of all Material Contracts, referred to in Schedule 3.12.

     Except as disclosed in this Agreement or the Schedules thereto, neither FBR, nor (to the knowledge of FBR) any other party to any of those Material Contracts is now or expects in the future to be in violation or breach of, or in default with respect to complying with, any material provision thereof, and each Material Contract is in full force and is the legal, valid, and binding obligation of the parties thereto and is enforceable as to them in accordance with its terms (subject to applicable bankruptcy, insolvency, other laws affecting the enforceability of creditors' rights generally, and general principles of equity). Each supply, distribution, agency, financing, or other Material Contract is a valid and continuing arrangement or understanding; neither FBR or any other party to any Material Contract has given notice of termination or taken any action inconsistent with the continuance of such arrangement or understanding; and the execution, delivery, and performance of this Agreement will not prejudice any such arrangement or understanding in any way. FBR enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating. FBR is not a party to or bound by any Material Contract, or subject to any charter or other restriction, which has had, or (to the knowledge of FBR) may in the future have, a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of FBR or Vitrix, FBR has not engaged within the last five years in, is not now engaging, and does not intend to engage in any transaction with, nor has it had within the last five years, nor does it now have, or does it intend to have any Material Contract, with, any stockholder, any director, officer, or employee of FBR, any relative or affiliate of any such stockholder, director, officer, or employee, or any other corporation or enterprise in which any such stockholder, director, officer, or employee, or any relative or affiliate of the same then had or now has a 5% or greater equity or voting or other substantial interest, other than Material Contracts and agreements listed and so specified in Schedule 3.12. The stock ledgers and stock transfer books and the minute book records of FBR relating to all issuances and transfers of stock by FBR, and all proceedings of the shareholders and the Board of Directors and committees thereof of FBR since its incorporation made available to counsel for Vitrix and the Shareholders are the original stock ledgers and stock transfer books and minute book records of FBR or exact copies thereof.

     FBR is not in violation or breach of, or in default with respect to, any term of its certificate of incorporation (or other charter document) or by-laws. FBR is not a member of a customer or user organization or of a trade association.

3.13 LICENSES, PERMITS AND FRANCHISES.

     Except as disclosed in this Agreement or the Schedules thereto, FBR has the full right to conduct its business as it is now and as it is proposed to be conducted after the Closing hereunder free of any rights or equities in any other person. Without limiting the generality of the foregoing, FBR has all of the licenses, permits and franchises necessary to the conduct of such business.

3.14 FBR EMPLOYEE BENEFITS.

     Except as disclosed in this Agreement or the Schedules thereto, FBR does not have, or contribute to, any pension, profit sharing, option, other incentive plan, or any other type of Employee Benefit Plan (as defined in the Employee Retirement Income Security Act of 1974), nor does it have any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits except as have been reflected in the FBR Financial Statements as normal operating expenses.

3.15 FBR QUESTIONABLE PAYMENTS.

     Neither FBR nor any director, officer, agent, employee, nor any other person acting on behalf of FBR has, directly or indirectly:

     (a)  raised  any  corporate  funds  for  unlawful   contributions,   gifts,
          entertainment, or other unlawful expenses relating to political activity;

     (b)  made any unlawful payment to foreign or domestic government  officials
          or  employees,   or  to  foreign  or  domestic  political  parties  or
          campaigns, from corporate funds;

     (c)  violated any provision of the Foreign Corrupt practices Act of 1977;

     (d) established or maintained any unlawful or unrecorded fund of corporate monies or other assets;

     (e)  Made any false or fictitious entry on the books or records of FBR;

     (f) Made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment;

     (g) Given any favor or gift which is not deductible for federal income tax purposes; or

     (h) Made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

3.16 FBR NON-DISTRIBUTIVE INTENT.

     FBR is acquiring the shares of Vitrix from the Shareholders for its own account and not with a view to the resale or distribution thereof and with no present intention of distributing the same or selling the same for distribution. It will not sell, transfer or otherwise dispose of any of the shares of Vitrix in the absence of either an effective registration statement relating to such transaction under the Securities Act of 1933 and all applicable state securities laws, or an opinion of counsel, satisfactory to Vitrix and its counsel, prior to such proposed transaction, that registration is not required under said Act or laws and an undertaking by the prospective transferee to be bound by restrictions on transfer similar to those contained herein.

3.17 FULL DISCLOSURE.

     No representation or warranty by FBR made in this Agreement or in any document mentioned herein contains or on the Closing Date will contain any untrue statement of a material fact or omits or on the Closing Date will omit, to state a material fact necessary to make the statements made not misleading.

3.18 BANK ACCOUNTS.

     Attached hereto as Schedule 3.18 is a full and complete list of all bank accounts and safe deposit boxes of FBR, together with the names of each authorized signatory on each thereof.

3.19 SEC FILINGS.

     FBR will cause its officers to deliver, at the Closing, a written undertaking to cooperate with Vitrix's management, counsel and accountants in preparing a Current Report on Form 8-K with the Securities and Exchange Commission in connection with this transaction.

                             4. EXCHANGE OF SHARES

4.1 PROVISIONS FOR EXCHANGE.

     On the basis of the representations, warranties, covenants and agreements contained in and subject to the terms and conditions of this Agreement:

     (a) The Shareholders shall sell, assign, transfer and convey to FBR at the Closing at least 90% of the outstanding shares of the capital stock of Vitrix. At the Closing the Shareholders shall deliver certificates representing the shares being transferred duly endorsed in blank or accompanied by stock powers duly endorsed in blank, in each case in proper form for transfer, with signatures guaranteed by a commercial bank located in the United States, with all stock transfer and any other required documentary stamps affixed thereto.

     (b) In consideration of the transfer and delivery of the Vitrix shares, FBR shall deliver at the Closing to the Shareholders certificates registered in the names and for the number of FBR Shares respectively set forth in Schedule 4.1 attached hereto.

     (c)  The FBR Convertible  Preferred Stock to be issued as shown in Schedule
          4.1 shall be in the form shown by the Statement of Rights and Privileges of Series B Convertible Preferred Stock which is attached hereto as Exhibit 4.1(c).

4.2 THE CLOSING.

     The delivery of the certificates specified in paragraph 4.1 and of the other documents and instruments required by the provisions of this Agreement ("the Closing") shall take place at the offices of Squire, Sanders & Dempsey L.L.P. at 1:00 P.M. local time on April 15, 1999 or ("the Closing Date"). The Closing may be held at such other place, time or date upon which the parties may agree in writing.

                    5. CONDITIONS TO THE OBLIGATIONS OF FBR

     The obligations of FBR under this Agreement are subject, to the following conditions:

5.1 ACCURACY OF REPRESENTATIONS AND FULFILLMENT OF CONDITIONS.

     All representations and warranties of Vitrix or any Shareholder contained in this Agreement shall be accurate, in all material respects, when made and, in addition shall be accurate, in all material respects, as of the Closing as though the representations and warranties were then made in exactly the same language by Vitrix or that Shareholder and regardless of knowledge or lack thereof on the part of Vitrix or any Shareholder or changes beyond its or his control; as of the Closing, Vitrix and Shareholders shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by any of them at or before that time by this Agreement; and FBR shall have received a certificate signed by the chief executive officer of Vitrix dated the date of the Closing to that effect, substantially in the form of Exhibit 5.1.

5.2 OPINION OF COUNSEL.

     FBR shall have received at the Closing the written opinion of counsel to Vitrix, addressed to FBR, in form and substance, reasonably satisfactory to FBR and its counsel, that

     (a) Vitrix is a corporation validly existing and in good standing under the laws of the State of Arizona, with all requisite corporate power and authority to own its properties and to carry on the business in which it is now engaged and is in good standing as a foreign corporation in the jurisdictions in which the real or personal property owned or leased or business conducted by Vitrix is material to the operations of Vitrix taken as a whole.

     (b) The authorized capital stock of Vitrix consists of 10,000,000 shares of common stock, without par value. Of the authorized capital stock, there are outstanding: 9,314,444 shares of common stock, without par value, options for the purchase of 759,000 additional shares of common stock and warrants for the purchase of 312,000 additional shares of common stock. Except as otherwise stated, there is no commitment, plan or arrangement to issue, and no outstanding option, warrant or other right calling for the issuance of, any share of Vitrix capital stock, or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of Vitrix; and there is no outstanding security or other instrument convertible into or exchangeable for capital stock of Vitrix. Each outstanding share of Vitrix capital stock is duly authorized, validly issued, fully paid and non-assessable, has not been issued and is not owned or held in violation of any preemptive right of stockholders, and is owned of record and by the Shareholders in accordance with the table shown on
          Schedule 5.2 attached hereto.

     (c) All necessary corporate proceedings of Vitrix have been duly taken to authorize the execution, delivery, and performance of this Agreement by Vitrix and the consummation of the transactions contemplated by this Agreement.

     (d) Vitrix has corporate power and authority to execute, deliver, and perform this Agreement, the respective Shareholders have the power and authority to execute, deliver, and perform this Agreement, and this Agreement has been duly authorized, executed, and delivered by Vitrix, has been duly executed and delivered by the Shareholders, constitutes the legal, valid, and binding obligation of Vitrix and the Shareholders, and, (subject to applicable bankruptcy, insolvency, other laws affecting the enforceability of creditors' rights generally, and to the discretion of the court in granting equitable remedies) is enforceable as to Vitrix and the Shareholders in accordance with its terms.

     (e) The execution, delivery, and performance of this Agreement by Vitrix will not violate or result in a breach of any term of Vitrix's certificate of incorporation (or other charter document) or of its by-laws.

     (f) After reasonable investigation, such counsel has no actual knowledge of any consent of, or declaration or filing with, any governmental authority which is required of Vitrix or any Shareholder for the execution, delivery, or performance of this Agreement by Vitrix or any Shareholder, to the extent material to this Agreement or the transaction contemplated hereby.

     (g) After reasonable investigation such counsel has no actual knowledge of any action, suit, or proceeding pending or threatened against Vitrix or any Shareholder, to the extent material to this Agreement or the transaction contemplated hereby, at law or in equity, or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality that:

          (i) Can reasonably be expected to result in any materially adverse change in the business, properties, operations, prospects, or assets, or in the condition, financial or otherwise, of Vitrix taken as a whole, or

          (ii) Seeks to prohibit or otherwise challenge the consummation of the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto, except as disclosed in this Agreement.

     (h) The offer, sale, and delivery of the shares of Vitrix Common Stock under the circumstances contemplated by this Agreement constitute exempted transactions under the Securities Act of 1933, and registration of those shares under the Securities Act of 1933 is not required in connection with any offer, sale, or delivery of those shares.

5.3 OTHER CLOSING DOCUMENTS.

     Vitrix and the Shareholders shall have delivered to FBR at or prior to the Closing other documents (including certificates of officers of Vitrix) that FBR may reasonably request in order to enable FBR to determine whether the conditions to their obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

5.4 REVIEW OF PROCEEDINGS.

     All actions, proceedings, instruments, and documents required to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of Cruse, Firetag & Bock, P.C., counsel to FBR, and Vitrix and the Shareholders shall have furnished such counsel those documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

5.5 NO LITIGATION.

     There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

5.6 NO GOVERNMENTAL ACTION.

     There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the sole judgment of FBR:

     (a)  Makes any of the transactions contemplated by this Agreement illegal;

     (b) Results in a delay in the ability of FBR to consummate any of the transactions contemplated by this Agreement;

     (c) Requires the divestiture by FBR of any of the shares of Vitrix Common Stock to be sold pursuant to this Agreement or of a material portion of the business of FBR, or of Vitrix;

     (d) Imposes material limitations on the ability of FBR effectively to exercise full rights of ownership of such shares including the right to vote such shares on all matters properly presented to the shareholders of Vitrix, or

     (e) Otherwise materially prohibits, restricts, or delays consummation of any of the transactions contemplated by this Agreement or materially impairs the contemplated benefits to FBR of the transactions contemplated by this Agreement.

5.7 CONTRACTUAL CONSENTS.

     The parties to this Agreement shall have obtained, at or prior to the Closing, all consents required for the consummation of the transactions contemplated by this Agreement from any party to any Material Contract to which any of them is a party, or to which any of their respective businesses, properties, or assets are subject.

5.8 PRIOR EQUITY FINANCING.

     Prior to the Closing, Vitrix shall have closed a transaction in which no less than $200,000 has been received by Vitrix solely in exchange for the sale and issuance of its Common Stock in a private placement.

5.9 MINIMUM SHAREHOLDER PARTICIPATION

     The Shareholders who are parties to this Agreement shall own, in the aggregate, not less than ninety percent (90%) of the capital stock of Vitrix outstanding at the Closing and shall have tendered the same pursuant to this Agreement.

5.10 INTEREST OF CURRENT FBR COMMON STOCK OUTSTANDING

     At the Closing shares of FBR Common Stock outstanding as of the date of this Agreement (plus any shares issued in the Holtz Note settlement, which shall be no more than 2,300 shares of FBR Common Stock) shall constitute approximately 20% of the number of shares to be outstanding after the Closing, assuming all Vitrix shareholders exchange their Vitrix Stock for FBR shares, including for this purpose, the number of shares of Common Stock issuable upon the due conversion of the Series B Convertible Preferred Stock.

6.0 CONDITIONS TO THE OBLIGATIONS OF VITRIX AND THE SHAREHOLDERS

     The obligations of Vitrix and the Shareholders under this Agreement are subject to the following conditions:

6.1 ACCURACY OF REPRESENTATIONS AND FULFILLMENT OF CONDITIONS.

     All representations and warranties of FBR contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Closing as though the representations and warranties were then made in exactly the same language by FBR and regardless of knowledge or lack thereof on the part of FBR or changes beyond its control; as of the Closing, FBR shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by any of them at or before that time by this Agreement; and Vitrix and the Shareholders shall have received certificates signed by the chief executive officer and the chief financial officer of FBR dated the date of the Closing to that effect, substantially in the form of Exhibits 6.1A and 6.IB, respectively.

6.2 OPINION OF COUNSEL.

     Vitrix shall have received at the Closing the written opinion of Cruse, Firetag & Bock, P.C., counsel to FBR, addressed to Vitrix and the Shareholders, in form and substance satisfactory to Vitrix and its counsel, that:

     (a) FBR is a corporation validly existing and in good standing under the laws of the State of Nevada, with all requisite corporate power and authority to own its properties and to carry on the business in which it is now engaged and is in good standing as a foreign corporation in the jurisdictions in which the real or personal property owned or leased or business conducted by FBR is material to the operations of FBR taken as a whole.

     (b) The authorized capital stock of FBR consists of 16,666,667 shares of common stock, par value $.005, 10,000,000 shares of preferred stock, par value $.01, of which there are, at the Closing Date, outstanding 4,648,205 shares of common stock, and warrants and options for the purchase of 97,500 additional shares of common stock. Each outstanding share of FBR capital stock is validly authorized, validly issued, fully paid and non-assessable; has not been issued and is not owned or held in violation of any preemptive right of stockholders. Except as otherwise stated, including but not limited to the conversion of all Vitrix options and warrants to FBR common stock as contemplated by this Agreement and as required under the 1996 Vitrix Stock Option Plan, there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of FBR capital stock, or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of FBR; and there is outstanding no security or other instrument convertible into or exchangeable for capital stock of FBR.

     (c) The FBR Shares delivered at the Closing constitute duly authorized, validly issued and outstanding shares of the common stock, par value of $.005 per share, of FBR, fully paid and non-assessable, and the outstanding FBR options and warrants are the duly authorized, validly existing and binding obligations of FBR, enforceable according to their terms; 85,000 shares have been duly reserved for issuance upon the due exercise of the FBR options and when so issued will constitute duly authorized, validly issued and outstanding shares of the common stock, $.005 par value, of FBR, fully paid and non-assessable; 12,500 shares have been duly reserved for issuance upon the due exercise of the FBR warrants and when so issued will constitute duly authorized, validly issued and outstanding shares of the common stock, at $2.00 per share, of FBR, fully paid and non-assessable.

     (d) To the best knowledge of such counsel, FBR has, through the Closing Date, made timely filings with the Securities and Exchange Commission of all reports, amendments and other documents (including exhibits) required by law to be filed by FBR and all of them were at the time, and at the Closing Date will be, (except as modified by subsequent reports or amendments) true and accurate and in full compliance with the federal securities laws and the rules promulgated thereunder.

     (e) The following will be or have become effective as of the Closing: (i) resignations of the present FBR directors and their replacement as designated by the Vitrix Board of Directors; and (ii) the resignations of the present FBR officers and their replacement as designated by the Vitrix Board of Directors,

     (f) All necessary corporate proceedings of FBR have been duly taken to authorize the execution, delivery, and performance of this Agreement by FBR and the consummation of the transactions contemplated by this Agreement.

     (g) FBR has corporate power and authority to execute, deliver, and perform this Agreement, the respective Shareholders have the power and authority to execute, deliver, and perform this Agreement, and this Agreement has been duly authorized, executed, and delivered by FBR, has been duly executed and delivered by the Shareholders, constitutes the legal, valid, and binding obligation of FBR and the Shareholders, and, (subject to applicable bankruptcy, insolvency, other laws affecting the enforceability of creditors' rights generally, and general principles of equity) is enforceable as to FBR and the Shareholders in accordance with its terms.

     (h) After reasonable investigation such counsel has no actual knowledge of any action, suit, or proceeding pending or threatened against FBR or any Shareholder, to the extent material to this Agreement or the transaction contemplated hereby, at law or in equity, or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality that:

          (i) Can reasonably be expected to result in any materially adverse change in the business, properties, operations, prospects, or assets, or in the condition, financial or otherwise, of FBR taken as a whole, or

          (ii) Seeks to prohibit or otherwise challenge the consummation of the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto, except as disclosed in this Agreement.

     (i) After reasonable investigation, such counsel has no actual knowledge of any consent of, or declaration or filing with, any governmental authority which is required of FBR or any Shareholder for the execution, delivery, or performance of this Agreement by Vitrix or any Shareholder, to the extent material to this Agreement or the transaction contemplated hereby.

     (j) The execution, delivery and performance of this Agreement by FBR will not violate or result in a breach of any term of FBR's certificate of incorporation (or other charter document) or of its by-laws.

6.3 MINIMUM FBR CASH.

     The amount of unrestricted cash owned by FBR at the Closing immediately available for expenditure, in excess of the proceeds of the exercise of any warrants or other rights for the purchase of any FBR capital stock and in excess of all other assets including those required to discharge in full all liabilities, claims or liens shall not be less than $250,000 (to be adjusted per Schedule 6.3 for accrued assets and accrued liabilities as approved by both parties).

6.4 SETTLEMENT OF OUTSTANDING NOTE.

     FBR shall have completely discharged, to the reasonable satisfaction of Vitrix, all financial and legal obligations, including but not limited to principal, interest and all other amounts owing, under the Richard Barrie Fragrances, Inc. Series of 10% Convertible Subordinated Promissory Notes which became due on January 15, 1996 ("1996 Note"), including but not limited to, the 1996 Note now in default held by Richard Holtz, or his heirs or other successors in interest ("Holtz"). If FBR Common Shares are issued as part of the settlement of the 1996 Note held by Holtz, the number of outstanding common shares of FBR as stated in Sections 3.8 and 6.2 will be increased by the number of FBR common shares issued in the settlement of such note.

6.5 DIRECTOR RESIGNATIONS.

     All officers and directors of FBR shall have resigned at or prior to the Closing, in writing, effective immediately upon the Closing, and the persons designated by the Board of Directors of Vitrix shall have been elected to the Board of Directors of FBR. All FBR officer and director resignations shall be attached hereto as Exhibit 6.5.

6.6 RELEASES.

     FBR shall have received, at or prior to the Closing, from each person who is, who before the Closing becomes, or who at any time was, an officer or director of FBR, a release dated the Closing Date in the form shown by Exhibit
6.6 attached hereto.

6.7 REVIEW OF PROCEEDINGS.

     All actions, proceedings, instruments, and documents required to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of counsel to Vitrix, and FBR shall have furnished such counsel those documents as such counsel may have reasonably requested for the purpose of enabling him to pass upon such matters.

6.8 OTHER CLOSING DOCUMENTS.

     FBR shall have delivered to Vitrix at or prior to the Closing other documents (including certificates of officers of FBR) that Vitrix may reasonably request in order to enable Vitrix to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

6.9 NO LITIGATION.

     There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

6.10 NO GOVERNMENTAL ACTION.

     There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the sole judgment of Vitrix;

     (a)  Makes any of the transactions contemplated by this Agreement illegal,

     (b) Results in a material delay in the ability of Vitrix or the Shareholders to consummate any of the transactions contemplated by this Agreement; or

     (c) otherwise materially prohibits, restricts, or delays consummation of any of the transactions contemplated by this Agreement or impairs the contemplated benefits to Vitrix or the Shareholders of the transactions contemplated by this Agreement.

6.11 CONTRACTUAL CONSENTS.

     The parties to this Agreement shall have obtained, at or prior to the Closing, all consents required for the consummation of the transactions contemplated by this Agreement from any party to any Material Contract, to which any of them is a party, or to which any of their respective businesses, properties, or assets are subject.

                  7. COVENANTS OF VITRIX AND THE SHAREHOLDERS

7.1 ACCESS.

     Vitrix will afford, and the Shareholders will cause Vitrix to afford, the officers, employees, attorneys, agents, investment bankers, accountants, and other representatives of FBR full access during normal business hours to the plants, properties, books, and records of Vitrix and will permit them to make extracts from and copies of such books and records, and will, from time to time, furnish FBR with such additional financial and operating data and other information as to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Vitrix that FBR from time to time may request. Vitrix and the Shareholders will cause the independent certified public accountants of Vitrix to make available to FBR and its independent certified public accountants the work papers relating to the audits of the Vitrix Financial Statements.

7.2 CONDUCT OF BUSINESS.

     Vitrix will use its best efforts and the Shareholders will use their best efforts to cause Vitrix to, conduct its affairs so that at the Closing no representation or warranty of Vitrix or any Shareholder will be inaccurate, no covenant or agreement of Vitrix or any Shareholder will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of Vitrix or any Shareholder. Except as otherwise requested by FBR in writing, until the Closing or the earlier rightful termination of this

Agreement, Vitrix will and the Shareholders will cause Vitrix to, use its best efforts to preserve intact the business operations of Vitrix, to keep available the services of their present personnel, to reserve in full force and effect the Material Contracts of Vitrix, and to preserve the goodwill of their suppliers, customers, and others having business relations with any of them. Until the Closing or earlier rightful termination of this Agreement, Vitrix will and the Shareholders will cause Vitrix to conduct its business and operations, in all respects, only in the ordinary course.

7.3 ADVICE OF CHANGES.

     Until the Closing or the earlier rightful termination as contemplated under this Agreement, Vitrix will and the Shareholders will immediately advise FBR, in a detailed written notice, of any fact or occurrence or any pending or threatened occurrence of which any of them obtains knowledge and which

     (a) if existing and known at the date of the execution of this Agreement would have been required to be set forth or disclosed in or pursuant to this Agreement or a Schedule hereto,

     (b) if existing and known at any time prior to or at the Closing would make the performance by any party of a covenant contained in this Agreement impossible or make that performance materially more difficult than in the absence of that fact or occurrence, or

     (c) if existing and known at the time of the Closing would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

                              8. COVENANTS OF FBR

8.1 ACCESS.

     FBR will afford the officers, employees, attorneys, agents, investment bankers, accountants, and other representatives of Vitrix during normal business hours access to the plants, properties, books, and records of FBR, will permit them to make extracts from and copies of such books and records, and will, from time to time, furnish Vitrix with such additional financial and operating data and other information as to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of FBR that Vitrix from time to time may request. FBR will cause the independent certified public accountants of FBR to make available to Vitrix and its independent certified public accountants the work papers relating to the FBR Financial Statements.

8.2 CONDUCT OF BUSINESS.

     FBR will conduct its affairs so that at the Closing no representation or warranty of FBR will be inaccurate, no covenant or agreement of FBR will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of FBR. Except as otherwise requested by Vitrix in writing, until the Closing or the earlier rightful termination of this Agreement, FBR will use its best efforts to preserve intact the business operations of FBR, to keep available the services of its present personnel, to preserve in full force and effect the Material Contracts, and to preserve the goodwill of its suppliers, customers, and others having business relations with it. Until the Closing or earlier rightful termination of this Agreement, FBR will conduct its business and operations, in all respects, only in the ordinary course.

8.3 ADVICE OF CHANGES.

     Until the Closing or the earlier rightful termination as contemplated under this Agreement, FBR will immediately advise Vitrix, in a detailed written notice, of any fact or occurrence or any pending or threatened occurrence of which any of them obtains knowledge and which (a) if existing and known at the date of the execution of this Agreement would have been required to be set forth or disclosed in or pursuant to this Agreement or a Schedule hereto, (b) if existing and known at any time prior to or at the Closing would make the performance by any party of a covenant contained in this Agreement impossible or make that performance materially more difficult than in the absence of that fact or occurrence, or (c) if existing and known at the time of the Closing would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

8.4 PUBLIC STATEMENTS.

     Before FBR releases any information concerning this Agreement or the transactions contemplated thereby which is intended for or may result in the public dissemination thereof, it shall cooperate with Vitrix and the Shareholders, shall furnish them with drafts of all documents or proposed oral statements and shall not release any Information without their written consent. Nothing herein shall prevent FBR from furnishing any information to any governmental authority or issuing any press releases if its counsel advises that the same is required or advisable in compliance with the applicable securities laws.

8.5 CAPITAL STRUCTURE.

     Prior to the Closing, FBR shall not recapitalize or reclassify its capital stock, or effect any stock dividend, stock split or reverse stock split of FBR Common Stock, nor shall FBR merge, consolidate, reorganize or enter into any business combination with any other entity, or sell or exchange all or substantially all of its assets, or enter into any agreement or understanding with respect to any of the foregoing.

                                9. MISCELLANEOUS

9.1 NO BROKERS.

     Each party represents and warrants to the other that no person, firm or corporation has acted in the capacity of broker or finder on its behalf to bring about the negotiation of this Agreement, and agrees to indemnify and hold the other harmless against any claims or liabilities asserted against it by any person acting or claiming to act as a broker or finder on behalf of the party against whom indemnity is sought.

9.2 FURTHER ACTIONS.

     At any time and from time to time, each party agrees, at its or his expense, to take actions and to execute and deliver documents as may be reasonably necessary to effectuate the purposes of this Agreement.

9.3 REMEDIES.

     Since a material breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, either before or after the Closing, in addition to any other right or remedy available to it, to an injunction restraining the breach or threatened breach of this Agreement and to specific performance of any provision of this Agreement, and, in either case, no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

9.4 SURVIVAL.

     For a period of 12 months following the Closing, the covenants, agreements, representations and warranties contained in or made pursuant to this Agreement shall survive the Closing and any delivery of the FBR Shares by FBR in respect of any investigation made by or on behalf of any party.

9.5 KNOWLEDGE OF VITRIX SHAREHOLDERS.

     For purposes of this Agreement, when any representation, warranty or statement is made to the "knowledge" of a Vitrix Shareholder, "knowledge" shall mean the actual knowledge of such Shareholder without additional inquiry; provided, however, that any Shareholder who has served as a director and/or officer of Vitrix shall be presumed to have such knowledge as would be gained in the course of such service by a person of reasonable prudence and diligence acting in the proper exercise of his fiduciary obligations.

9.6 APPOINTMENT OF SHAREHOLDERS' AGENT.

     Hamid Shojaee will be the representative ("Representative") of the interest of Shareholders for all purposes of this Agreement. Without giving notice to shareholders, the Representative shall have full and irrevocable authority on behalf of Shareholders to

     (a)  Deal with the other parties to this Agreement,

     (b) Accept the FBR shares or any other amounts payable by the other parties to this Agreement,

     (c) Accept and give notices and other communications relating to this Agreement,

     (d)  Settle any dispute relating to the terms of this Agreement,

     (e) Waive any condition to the obligations of the Shareholders found in this Agreement,

     (f) Modify or amend this Agreement, except with respect to the number of FBR Shares to be received by each Shareholder,

     (g) Execute any instrument or document that Representative may determine is necessary or desirable in the exercise of his authority under this paragraph 9.5, and

     (h) Act on behalf of the Shareholders in connection with all matters relating to this Agreement and the transactions contemplated hereby.

     Notwithstanding and prevailing over any contrary provision of this Agreement, except for his criminal acts (acts which would constitute crimes were they prosecuted therefor and convicted thereof), acts constituting bad faith or acts constituting willful misconduct, the Representative is not and shall not in any way be liable to the Shareholders for any acts or omissions taken in his capacity as Representative, either directly or indirectly, in connection with this Agreement or the transaction contemplated hereby.

9.7 MODIFICATION.

     This Agreement and the attachments hereto set forth the entire understanding of the parties with respect to the subject matter hereof, supersede all existing agreements among them concerning the subject matter, and may be modified only by a written instrument duly executed by or on behalf of each party with the approval of the Board of Directors of each corporate party (except as otherwise provided in paragraph 9.5).

9.8 NOTICES.

     Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside of the united States), or delivered against receipt to the party to whom it is to be given at the address of that party set forth in the preamble to this Agreement (or to another address the party shall have furnished in writing in accordance with the provisions of this paragraph 9.7) with a copy to each of the other parties hereto. Any notice given to any corporate party shall be addressed to the attention of the Corporate secretary. Notice to the estate of any party shall be sufficient if addressed to the party as provided in this paragraph 9.7. Any notice or other communication given by certified mail (or by such comparable method) shall be deemed given at the time of certification thereof (or comparable act), except for a notice changing a party's address which will be deemed given at the time of receipt thereof.

9.9 NO WAIVER.

     Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and, in the case of a corporate party, be authorized by a resolution of the Board of Directors or by a duly authorized officer of the waiving party.

9.10 SEVERAL OBLIGATIONS.

     The representations, warranties, covenants, and agreements of Shareholders in this Agreement are several, but no Shareholder shall have any rights against Vitrix if a remedy is sought or obtained against any Shareholder because both Vitrix and any Shareholder breach a representation, warranty, covenant, or agreement.

9.11 BINDING EFFECT.

     The provisions of this Agreement shall be binding upon and inure to the benefit of Vitrix, FBR, and their respective successors and assigns, and each Shareholder, and his assigns, heirs, and personal representatives.

9.12 NO THIRD PARTY BENEFICIARIES.

     This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in paragraph 9.10).

9.13 SEVERABILITY.

     If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

9.14 HEADINGS.

     The headings of this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

9.15 COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.16 GOVERNING LAW.

     This Agreement shall be governed by and construed in accordance with the laws of Arizona, without giving effect to conflict of laws.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                         FBR CAPITAL CORPORATION,
                                         a Nevada corporation


                                         By:  /s/ Charles D. Snead, Jr.
                                              ----------------------------
                                              Charles D. Snead, Jr.

                                         Its: President (Chief Executive
                                              Officer, Financial and
                                              Accounting Officer)


                                         VITRIX INCORPORATED,
                                         an Arizona corporation


                                         By:  /s/ Philip R. Shumway
                                              ----------------------------
                                              Philip R. Shumway

                                         Its: President and Chief
                                                Executive Officer

[VITRIX INCORPORATED
SHAREHOLDER SIGNATURES
ATTACHED HERETO AS
COUNTERPART SIGNATURES]

                        EXCHANGE AGREEMENT SIGNATURE PAGE


         IN WITNESS WHEREOF, in executing this Agreement as of the date first written above, the undersigned Shareholder acknowledges that he has read the Agreement, understands the transactions contemplated hereby, and agrees to its terms.



                                                     /s/  Arash Amini

                                                     By: Arash Amini

                                                     Date: 4-7-99



Address:

2931 South Las Palmas

Mesa, Arizona  85202

                        EXCHANGE AGREEMENT SIGNATURE PAGE


         IN WITNESS WHEREOF, in executing this Agreement as of the date first written above, the undersigned Shareholder acknowledges that he has read the Agreement, understands the transactions contemplated hereby, and agrees to its terms.



                                                     /s/  Bahan Sadegh

                                                     By:  Bahan Sadegh

                                                     Date: 4-11-99


Address:

3652 North 70th Street

Scottsdale, Arizona  85251

(602) 946-0105

                        EXCHANGE AGREEMENT SIGNATURE PAGE


         IN WITNESS WHEREOF, in executing this Agreement as of the date first written above, the undersigned Shareholder acknowledges that he has read the Agreement, understands the transactions contemplated hereby, and agrees to its terms.



                                                     BELFER LABS


                                                     /s/ Todd Belfer

                                                     By: Todd Belfer

                                                     Its: Manager

                                                     Date: 3-7-99


Address:

                        EXCHANGE AGREEMENT SIGNATURE PAGE


         IN WITNESS WHEREOF, in executing this Agreement as of the date first written above, the undersigned Shareholder acknowledges that he has read the Agreement, understands the transactions contemplated hereby, and agrees to its terms.



                                                     /s/  Dan Suceava

                                                     By:      Dan Suceava

                                                     Date:    3-7-99


Address:

8787 East Mountain View #2127

Scottsdale, Arizona  85258

(602) 607-0129

                        EXCHANGE AGREEMENT SIGNATURE PAGE


         IN WITNESS WHEREOF, in executing this Agreement as of the date first written above, the undersigned Shareholder acknowledges that he has read the Agreement, understands the transactions contemplated hereby, and agrees to its terms.



                                                     /s/ Hamid Shojaee

                                                     By: Hamid Shojaee

                                                     Date: 4/8/99


Address:

1833 East Pebble Beach

Tempe, Arizona  85282

(602) 838-0352

                        EXCHANGE AGREEMENT SIGNATURE PAGE


         IN WITNESS WHEREOF, in executing this Agreement as of the date first written above, the undersigned Shareholder acknowledges that he has read the Agreement, understands the transactions contemplated hereby, and agrees to its terms.



                                                     /s/  Harvey Belfer

                                                     By:  Harvey Belfer

                                                     Date: 4/7/99


Address:

                        EXCHANGE AGREEMENT SIGNATURE PAGE


         IN WITNESS WHEREOF, in executing this Agreement as of the date first written above, the undersigned Shareholder acknowledges that he has read the Agreement, understands the transactions contemplated hereby, and agrees to its terms.



                                                     /s/ Hooman Nikzad

                                                     By: Hooman Nikzad

                                                     Date: 3/7/99


Address:

8100 East Camelback Road #17

Scottsdale, Arizona  85251

(602) 623-0239

                        EXCHANGE AGREEMENT SIGNATURE PAGE


         IN WITNESS WHEREOF, in executing this Agreement as of the date first written above, the undersigned Shareholder acknowledges that he has read the Agreement, understands the transactions contemplated hereby, and agrees to its terms.



                                                     /s/ Lise Lambert

                                                     By: Lise Lambert

                                                     Date: 4/8/99


Address:

10725 East Palomino Road

Scottsdale, Arizona  85258

                        EXCHANGE AGREEMENT SIGNATURE PAGE


         IN WITNESS WHEREOF, in executing this Agreement as of the date first written above, the undersigned Shareholder acknowledges that he has read the Agreement, understands the transactions contemplated hereby, and agrees to its terms.



                                                     /s/  Michael A. Wolf
                                                     General Partner
                                                     By:      Michael Wolf

                                                     Date:    4/6/99

LOBODOS VENTURES, L.P.

Address:

11640 South Warcloud Court

Phoenix, Arizona  85044-3457

                        EXCHANGE AGREEMENT SIGNATURE PAGE


         IN WITNESS WHEREOF, in executing this Agreement as of the date first written above, the undersigned Shareholder acknowledges that he has read the Agreement, understands the transactions contemplated hereby, and agrees to its terms.



                                                     /s/  Michael A. Wolf

                                                     By:      Michael Wolf

                                                     Date:    4/6/99



Address:

11640 South Warcloud Court

Phoenix, Arizona  85044-3457

                        EXCHANGE AGREEMENT SIGNATURE PAGE


         IN WITNESS WHEREOF, in executing this Agreement as of the date first written above, the undersigned Shareholder acknowledges that he has read the Agreement, understands the transactions contemplated hereby, and agrees to its terms.



                                                     /s/ Todd Belfer

                                                     By: Todd Belfer

                                                     Date: 4/7/99


Address:

4456 East Valley Vista Drive

Paradise Valley, Arizona  85253

(602) 840-8588

                        EXCHANGE AGREEMENT SIGNATURE PAGE


         IN WITNESS WHEREOF, in executing this Agreement as of the date first written above, the undersigned Shareholder acknowledges that he has read the Agreement, understands the transactions contemplated hereby, and agrees to its terms.



                                                    TPB INVESTMENTS LTD.


                                                     /s/  Todd Belfer

                                                     By: Todd Belfer

                                                     Its: General Partner

                                                     Date: 3-7-99


Address:

                        EXCHANGE AGREEMENT SIGNATURE PAGE


         IN WITNESS WHEREOF, in executing this Agreement as of the date first written above, the undersigned Shareholder acknowledges that he has read the Agreement, understands the transactions contemplated hereby, and agrees to its terms.



                                                     /s/ Phil Shumway

                                                     By: Phil Shumway

                                                     Date: 4/8/99


Address:

14656 South 20th Street

Phoenix, Arizona  85048